                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14 a-6(e)(2)

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        American Technology Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

4.   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5.   Total fee paid:

--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 5, 2001

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of American Technology Corporation, a Delaware corporation (the "Company"), will be held on April 5, 2001 at 2:00 p.m. local time at the California Center for the Arts, 340
N. Escondido Blvd., Escondido, CA 92025:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on February 6, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Renee Warden
                                        ----------------------------------------
                                        Renee Warden
                                        Secretary
San Diego, California
March 6, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                           To be held April 5, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 5, 2001, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the California Center for the Arts, 340 N. Escondido Blvd., Escondido, CA 92025. The Company intends to mail this proxy statement and accompanying proxy card on or about March 6, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on February 6, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 23, 2001 the Company had outstanding and entitled to vote 13,592,579 shares of Common Stock, 192,260 shares of its Series B Preferred Stock, and 10,000 shares of its Series C Preferred Stock.

     Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of record of Series B and Series C Preferred Stock on the Record Date will be entitled to one vote for each share of Common Stock issuable upon conversion of such Series B and Series C Preferred Stock as of the Record Date. With respect to the election of directors, stockholders may exercise cumulative voting rights, i.e., each stockholder entitled to vote for the election of Directors may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of such stockholders shares (on an as-converted basis) and may cast such total of votes for one or more candidates in such proportions as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 6, 2001. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to January 21, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are five nominees for the five Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below other than Terry Conrad is currently a director of the Company elected by the stockholders at the Company's 2000 annual meeting.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

     The names of the nominees and certain information about them are set forth below:

Name                         Age            Current Position and Offices
--------------------------  ----- ----------------------------------------------
Elwood G. Norris             62   Chairman, Chief Executive Officer and Director

Terry Conrad                 43   President

Richard M. Wagner            55   Director

David J. Carter              52   Director

O'Connell J. Benjamin        50   Director


     Elwood G. Norris has been a Director of the Company since August 1980. Mr. Norris was appointed as Chief Executive Officer in October 2000. He served as President of the Company from August 1980 to February 1994. Mr. Norris managed the Company's research and development activities as Chief Technology Officer through December 2000. From 1988 to November 1999 he was a director and Chairman of e.Digital Corporation ("e.Digital"), a public company engaged in electronic product development, distribution and sales. He also served as Chief Executive Officer of e.Digital from 1988 to October 1995, and from January 1997 to July 1998. From October 1995 to November 1999, he served as Chief Technology Officer to e.Digital. From August 1989 to October 1999 he served as director of Patriot Scientific Corporation, a public company engaged in the development of microprocessor technology and digital modem products. He also served as Chairman and Chief Executive Officer of Patriot until June 1994. From June 1995 until June 1996 when he was re-appointed Chairman, Mr. Norris served as temporary President and Chief Executive Officer of Patriot. He is an inventor with over 20 U.S. patents, primarily in the fields of electrical and acoustical engineering. He is the inventor of our HyperSonic Sound, and other technologies. Mr. Norris devotes approximately 30-35 hours per week to the Company.

     Terry Conrad was appointed President of the Company in October 2000. From July 1998 to October 2000, he served as the Company's Director of Technology Transfer. Mr. Conrad is the co-inventor of the company's SFT Technology. Mr. Conrad has served in both technical and management capacities in small and mid-sized technology development and manufacturing firms since 1977, with specific audio industry activity for more than 20 years. From 1989 to July 1998, Mr. Conrad held various positions at Carver Corporation, including Director of Operations from January 1997 to July 1998.

     Richard M. Wagner has served as a Director of the Company since 1986 and served as Secretary of the Company from February 1994 to March 1999. Since 1980, Mr. Wagner has been a self-employed real estate broker and agent. In 1986 he founded the Mortgage Company, a full service mortgage brokerage company now known as Eidon, Inc. Eidon has also been actively involved in developing and marketing liquid mineral supplements. From 1992 to 1999, Mr. Wagner also owned and managed Scripps Escrow Company. Mr. Wagner received a Masters of Science degree from San Diego State University in 1974.

     David J. Carter was appointed as a Director of the Company in September 1998. Since January 1999, he has been Vice President of Copyright Clearance Center, a copyright licensing service. From 1983 until April 1998, he was employed by AT&T, with his last position as General Manager and Product Development Vice President. He previously served in other positions at AT&T including Business Development Vice President and Consumer Products Marketing Vice President. Prior to his employment with AT&T, he served as a Marketing Research Consultant and Managing Consultant - Marketing and Business Strategy for General Electric Company. His career has included technical positions at Temple Barker & Sloane, Inc., Decision Research Corp. and Johnson & Johnson. He obtained a B.S. in Mathematics in 1970 and a M.S. in Mathematical Statistics in 1973 from the University of Massachusetts.

     O'Connell J. Benjamin was appointed as a Director of the Company in September 1998. For the past 25 years he has been employed with Bell Laboratories and its parent, Lucent Technologies. He is currently Senior Vice President at Lucent Digital Radio, a Lucent Technologies venture developing a digital enhancement to analog radio broadcasting technology. He has served in a variety of positions at Bell Laboratories, including Vice President of Telephone Products Research and Development, Vice President of Wireless Technology, Vice President of Customer Technical Support and Director of Cellular Telephones. He received a B.S. (1973) and an M.S. (1975) in Electrical Engineering from the Brooklyn Polytechnic Institute.

Board Committees and Meetings

     During the fiscal year ended September 30, 2000, the Board of Directors held eight meetings. The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee. During the fiscal year ended September 30, 2000, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served and held during the period for which he or she was a Board or Committee member, respectively.

     Audit Committee. The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee, which as of the end of fiscal 2000 was composed of Messrs. Wagner, Carter and Benjamin, met three times during fiscal 2000.

     Compensation Committee. The Compensation Committee, is authorized to review and approve the compensation and benefits for the Company's officers and other employees, including, but not limited to, salary matters, incentive/bonus plans, stock based compensation plans, investment programs and insurance plans. The Compensation Committee, which as of the end of fiscal 2000 was composed of Messrs. Wagner, Carter and Benjamin, held three meetings during fiscal 2000.

     During the fiscal year ended September 30, 2000, the Board of Directors took action on one occasion by means of an action by written consent in lieu of a meeting after informal discussions, and the written consent to such action was unanimous


                                  PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited the Company's financial statements since 1995. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

     Stockholder ratification of the selection of BDO Seidman, LLP is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                            ADDITIONAL INFORMATION

Management

     Set forth below is information regarding executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

               Name               Age                 Position
--------------------------------------------------------------------------------

Elwood G. Norris*                 62     Chairman of the Board of Directors
                                         and Chief Executive Officer

Terry Conrad*                     43     President

Renee Warden                      36     Chief Accounting Officer, Treasurer and
                                         Secretary

James Croft                       47     Chief Technology Officer

* Biographical information about Elwood G. Norris and Terry Conrad is set forth under Proposal 1 above.


     Renee Warden was appointed Chief Accounting Officer, Treasurer and Secretary of the Company in March 1999. From May 1993 until her promotion she served as the Company's Accounting Manager. Since June 1997 she has also served as Controller of e.Digital and she previously served as Accounting Manager for e.Digital. Ms. Warden obtained a B.S. degree in business accounting from the University of Phoenix in 1999. Ms. Warden devotes only part-time services to the Company, approximating 25 hours per week.

     James Croft joined American Technology in October 1997 as Vice President of Engineering. In December 2000 he was appointed Chief Technology Officer for the company. From October 1992 to October 1997 he was an executive with Carver Corporation, then a publicly traded high-end audio supplier. He was appointed Vice President of Marketing and Product Development for Carver Corporation in March 1993 and Vice President Research and Development in February 1995. From 1990 through October 1992 Mr. Croft held various positions at Dahlquist, Inc., a loudspeaker manufacturer, including Vice President of Research and Development. Mr. Croft is also Chairman of the Board of Definitive Audio, Inc., a Seattle audio specialty retailer that he co-founded in 1975 and managed until 1985.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's stock as of January 23, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting stock.

                                           Name and Address                       Amount & Nature of
     Title of Class                       of Beneficial Owner                  Beneficial Ownership (1)    Percent of Class
------------------------    ---------------------------------------------      ------------------------   -------------------
     Common                 Elwood G. Norris                                             3,304,134(2)              24.1%
                            13114 Evening Creek Drive South
                            San Diego, California 92128

     Common                 Cornelius J. Brosnan (3)                                       240,000                  1.7%
                            c/o Sheppard, Mullin, Richter & Hampton LLP
                            501 W. Broadway, 19/th/ Floor
                            San Diego, CA 92101

     Common                 Terry Conrad (4)                                                42,100                    *
                            13114 Evening Creek Drive South
                            San Diego, California 92128

     Common                 Richard M. Wagner                                               89,600(6)                 *
                            13114 Evening Creek Drive South
                            San Diego, California 92128

     Common                 O'Connell J. Benjamin                                           20,000(5)                 *
                            13114 Evening Creek Drive South
                            San Diego, California 92128

     Common                 David J. Carter                                                 25,000(5)                 *
                            13114 Evening Creek Drive South
                            San Diego, California 92128

     Common                 All directors and executive officers as a group              3,542,834(7)              25.4%
                            (7 persons)


     Series B               Entities Affiliated with Granite Capital LP                    148,860(8)              77.4%
                            126 E. 56/th/ Street, 25/th/ Floor
                            New York, NY 10022

     Series B               Carlisle Jones                                                  10,000                  5.2%
                            375 Park Avenue
                            New York, NY 10152

     Series B               Canusa Trading, Ltd.                                            10,000                  5.2%
                            2/nd/ Floor, The Armoury Bldg.
                            37 Reid Street
                            Hamilton, Bermuda

     Series B               Congress Street Associates LP                                   10,000                  5.2%
                            200 Stevens Drive, Suite 440
                            Lester, PA 19113

     Series B               PaineWebber Inc. Cust.,                                         10,000                  5.2%
                            Michael Gayner IRA
                            620 Newport Center Drive, Suite 950
                            Newport Beach, California 92660

                                           Name and Address                       Amount & Nature of
     Title of Class                       of Beneficial Owner                  Beneficial Ownership (1)    Percent of Class
------------------------    ---------------------------------------------      ------------------------   -------------------
     Series C               D.R. Jacobs and Nancy Jacobs                                 5,000                    50.0%
                            Family Trust dated 5/4/99
                            2345 Villandry Court
                            Henderson, NV 89014

     Series C               Eric M. Polis                                                5,000                    50.0%
                            980 American Pacific Dr. Ste. 111
                            Henderson, NV 89014

*    Less than 1%.
----------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of beneficial ownership is based on 13,592,579 shares of Common Stock, 192,260 shares of Series B Preferred Stock and 10,000 shares of Series C Preferred Stock outstanding on January 23, 2001. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).

(2) Includes 139,000 shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001.

(3) Consists of shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001.

(4) Includes 42,000 shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001.

(5) Consists of shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001.

(6) Includes 45,000 shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001.

(7) Includes 231,100 shares issuable upon the exercise of outstanding stock options within 60 days of January 23, 2001. Does not include shares beneficially owned by Mr. Brosnan, who resigned as an executive officer and director in September 2000.

(8) Represents 100,000, 3,660, 16,000, 350 and 28,850 shares of Series B
    Preferred stock held by Granite Capital L.P., Granite Capital LP II, Granite Capital Overseas, Ermitage Granite Fund Ltd. and Grannum Value Fund, respectively (collectively, the "Granite Entities"). Walter F. Harrison, III and Louis M. Eisenberg are general partners of Granite Capital, LLC, Granite Capital International, LLC, and Grannum Capital Management, LLC, which entities share voting and investment power over all shares owned by the Granite Entities and therefore may be deemed to be beneficial owners of such shares. Each of Granite Capital L.P., Granite Capital LP II, Granite Capital Overseas, Ermitage Granite Fund Ltd. and Grannum Value Fund may be issued up to 100,000, 3,660, 16,000, 350, and 28,850, respectively, of shares of
    Common Stock upon the exercise of outstanding warrants that are exercisable within 60 days of January 23, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers, directors and persons who own more than 10% of a class of the Company's securities registered under Section 12(g) of the Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2000, the Company believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the SEC.

                            EXECUTIVE COMPENSATION

Compensation of Directors

     No direct or indirect remuneration was paid or became payable by the Company to the directors in their capacity as directors during fiscal 2000. The Company does not anticipate paying during the fiscal year ending September 30, 2001 any direct or indirect remuneration to any director of the Company in his capacity as director other than in the form of reimbursement of expenses of attending directors' or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Compensation of Executive Officers

     There is shown below information concerning the compensation of each person who served as the Company's chief executive officer during the fiscal year ended September 30, 2000 (each a "Named Executive Officer"). No other executive officer of the Company received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended September 30, 2000.

                          SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                    Annual Compensation                  Compensation
                                       ------------------------------------------        ------------
                                                                                          Securities         All Other
  Name and Principal         Fiscal                                Other Annual           Underlying       Compensation
     Position                 Year     Salary($)   Bonus($)       Compensation($)         Options(#)            ($)
-----------------------     --------   ---------  ----------     ----------------        ------------      -------------
Elwood G. Norris,             2000     $119,999                                                                   --
 Chairman and CEO             1999     $120,000        --              --                    21,000               --
                              1998     $101,538   $86,652 (1)        $973 (2)                    --               --

Cornelius J. Brosnan,         2000     $239,999        --              --                        --         $180,000 (3)
 Former Chairman,             1999     $240,000        --              --                   200,000         $ 32,161 (4)
 President and CEO            1998     $ 32,308   $50,000              --                   300,000               --

(1)  Represents bonus applied to cancel note.

(2)  Represents royalties paid.

(3)  Represents severance payment upon resignation of employment.

(4)  Represents bonus paid for relocation costs.

     No Named Executive Officer received any form of non-cash compensation from the Company in the fiscal years ended September 30, 2000, 1999 or 1998, or currently receives any such compensation, in excess of 10% of the amount of the total amount of annual salary and bonus reported for the Named Executive Officer above.

     No Named Executive Officer received stock options or SARs during the fiscal year ended September 30, 2000.

            AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises by the Named Executive Officers during fiscal year 2000 and on unexercised options of the Named Executive Officers at September 30, 2000:

                                             Number of Unexercised Options Held   Value of Unexercised In-The-Money Options
                                                             at                           At September 30, 2000 (1)
                                                     September 30, 2000
                                             ----------------------------------   -----------------------------------------
                     Shares
                    Acquired        Value
      Name         on Exercise    Realized     Exercisable       Unexercisable        Exercisable          Unexercisable
---------------- --------------  ----------  ---------------  -----------------   -------------------  --------------------
Elwood G. Norris    180,000      $1,009,116      114,000              7,000           $510,437                $3,718

Cornelius J.             --              --      240,000                 --                 --(2)                 --(2)
Brosnan

(1) Based on the last sale price at the close of business on September 29, 2000 of $5.5312 per share.

(2) All options were out-of-the-money at September 30, 2000.

     The Company does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in Securities and Exchange Commission regulations. During the fiscal year ended September 30, 2000, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers. The Company has no defined benefit or actuarial plans covering any Named Executive Officer.

                            EMPLOYMENT ARRANGEMENTS

     Effective September 1, 1997 the Company entered into a three year employment contract with Mr. Norris, Director and Chief Technology Officer, for his part-time services. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advanced notice of termination to the other. The agreement provides for a base salary of $10,000 per month, subject to adjustments by the Board of Directors. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company during employment.

     The Company is also obligated to pay to Mr. Norris a 1% royalty on all sales of radio equipment based on the gross amount received by the Company less returns and allowances pursuant to a September 3, 1985 royalty agreement. Pursuant to an Addendum Agreement dated December 2, 1996, the Company is also obligated to pay Mr. Norris a 2% royalty on gross revenues received by the Company from certain of the Company's technologies.

     The Company's former Chairman, President and Chief Executive Officer, Mr. Cornelius J. Brosnan, was employed pursuant to an employment contract dated July 17, 1998. The agreement provided for a base salary of $20,000 per month, subject to future reviews and discretionary bonuses. The Company also paid limited automobile expenses to Mr. Brosnan. Mr. Brosnan resigned as the Company's Chairman, President and Chief Executive Officer and as a director of the Company on September 12, 2000. Pursuant to a separation agreement of the same date, Mr. Brosnan remained a salaried employee of the Company until October 12, 2000. The Company agreed to pay Mr. Brosnan a severance payment equal to $180,000. The Company also agreed that Mr. Brosnan's vested options, covering an aggregate of 240,000 shares, would remain exercisable for periods of between six and thirteen months after the date of his resignation. Mr. Brosnan has also agreed to assign inventions during the term of his employment to the Company and not to disclose the Company's trade secrets. Mr. Brosnan has further agreed that for a period of two years following the termination of his employment, he will not solicit the Company's employees to leave the Company, and, to the extent necessary to protect the Company's trade secrets, will not solicit the Company's customers or licensees or compete with the Company's parametric speaker business in the United States. The prohibition against competition will not prevent Mr. Brosnan from working for a licensee of the Company's technologies. The separation agreement includes mutual releases between the Company and Mr. Brosnan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors as a whole performed the role of compensation committee from October 1, 1999 to October 29, 1999. The directors during that period were Messrs. Brosnan, Norris, Wagner, Carter and Benjamin. Mr. Brosnan and Mr. Norris were each officers and employees of the Company during fiscal 2000, and Mr. Wagner is a former officer of the Company. The Board had no deliberations during the period of October 1, 1999 to October 29, 1999 concerning executive compensation.

     From October 29, 1999 to March 27, 2000, the Compensation Committee consisted of Messrs. Brosnan, Wagner and Carter. Effective March 27, 2000, Mr. Brosnan resigned from the Compensation Committee and was replaced by Mr. Benjamin. Mr. Brosnan was an officer and employee of the Company during fiscal 2000, and Mr. Wagner is a former officer of the Company. The Compensation Committee held no meetings prior to Mr. Brosnan's resignation.

     Mr. Norris served on the board of directors of e.Digital through November 1999. During the period of his service on e.Digital's board, the board performed the functions of a compensation committee. Mr. Norris was an executive officer of e.Digital through November 1999, and served on the Board of Directors of the Company for all of fiscal 2000. Except for the relationship of Mr. Norris to e.Digital, no executive officer of the Company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of the Company's Compensation Committee.

     Certain conflicts of interest now exist and will continue to exist between the Company and certain of its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company's Audit Committee is authorized to review all related party transactions for conflicts of interest; however, the Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company's favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company's affairs. Failure by them to conduct the Company's business in its best interests may result in liability to them.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person's individual performance and to the Company's overall financial performance and growth during the previous fiscal year.

     The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

     Executive compensation

     Base salary. Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The Committee's compensation policies are designed to set the Company's executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company's technologies.

     The Committee's compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual's performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

     Long term incentives. The Company's long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company's Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees' and shareholders' interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

     Chief Executive Officer compensation

     Elwood G. Norris

     Prior to his appointment as Chief Executive Officer in September 2000, Mr. Norris had been employed by the Company as Chief Technology Officer pursuant to an employment agreement dated September 1, 1997. The agreement has a three-year term, but continues in effect until one party gives thirty-day advance written notice to the other party of an intent to terminate the agreement. As of January 23, 2001, Mr. Norris remains employed under the terms of that agreement, though his duties have shifted to those of Chief Executive Officer. The agreement provides for a base salary of $10,000 per month, which may in the future be adjusted by the Board of Directors. The agreement also provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors.

     Since Mr. Norris was employed during most of fiscal 2000 in a different position and pursuant to a pre-existing employment agreement, the compensation paid to him during fiscal 2000 was not specifically performance related.

     Cornelius J. Brosnan

     The Company hired Cornelius J. Brosnan as its Chairman of the Board, President and Chief Executive Officer, on July 17, 1998. The Company entered into a three-year contract with Mr. Brosnan of the same date providing a base annual salary of $240,000. The Board set Mr. Brosnan's base annual salary competitively with his earnings at Sprint PCS immediately prior to his employment with the Company, adjusted to a level to compensate for increased cost of living in Southern California. In connection with the employment agreement, the Board granted Mr. Brosnan a stock option, exercisable for 250,000 shares of Company Common Stock at $8.50 per share, on July 15, 1998. The option vested as to 10,000 shares at the time of grant with the remaining 240,000 shares vesting over a thirty-two month period commencing October 1, 1998.

     Mr. Brosnan resigned as Chairman of the Board, President and Chief Executive Officer on September 12, 2000. The Company agreed to pay Mr. Brosnan a severance payment equal to $180,000. The Company also agreed that Mr. Brosnan's vested options, covering an aggregate of 240,000 shares, would remain exercisable for periods of between six and thirteen months after the date of his resignation.

     Since Mr. Brosnan was employed during fiscal 2000 pursuant to a pre-existing employment agreement, the compensation paid to him during fiscal 2000 was not specifically performance related.

     Performance-based compensation

     Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings (collectively, "Covered Employees"), are subject to a limitation of $1 million on the amount the Company may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility, but the Company's option grants prior to January 2001 do not qualify as performance-based compensation. Only Mr. Norris qualified as a Covered Employee during the taxable year ended September 30, 2000, and his total taxable compensation from the Company was below $1 million.

     The Company has issued stock options to Mr. Norris and to certain other executive officers who may be Covered Employees in future taxable years. Where these options are non-qualified stock options, or if any Covered Employee makes a disqualifying disposition of an incentive stock option, the amount of the deduction that the Company would otherwise be entitled may be limited to the extent the ordinary income recognized by the Covered Employee upon such exercise or disqualifying disposition, together with all other compensation paid to the Covered Employee in a given taxable year, exceeds $1 million. Beginning in January 2001, the Compensation Committee intends to attempt to qualify as performance-based compensation future stock option grants to persons who are or may become Covered Employees. However, the Committee may in its discretion award stock options to existing or potential future Covered Employees which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

     COMPENSATION COMMITTEE
     Richard M. Wagner
     David J. Carter
     O'Connell J. Benjamin

                         REPORT OF THE AUDIT COMMITTEE

     Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with BDO Seidman, LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "1" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     AUDIT COMMITTEE
     Richard M. Wagner
     David J. Carter
     O'Connell J. Benjamin

                        COMPANY STOCK PRICE PERFORMANCE

     Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock - Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1995 and all dividends were reinvested. The Company's fiscal year ends on September 30.


                                     9/30/95   9/30/96   9/30/97   9/30/98   9/30/99   9/30/00
American Technology Corporation       100.00    980.00    768.00    780.00   1070.00    240.00
Nasdaq Stock Market                   100.00    164.30    224.50    235.20    370.50    358.96
Nasdaq Electronic Component Stock     100.00    239.90    419.10    344.00    689.90    107.06

                             [GRAPH APPEARS HERE]

                             CERTAIN TRANSACTIONS

     On July 11, 1997, the Company and e.Digital entered into a three-year joint lease agreement for approximately 12,925 square feet with aggregate monthly payments of $13,830 inclusive of utilities and costs. The Company occupied approximately 7,500 square feet of the jointly leased office space with its share of monthly payments being approximately $8,000. Beginning September 1, 2000, the Company leased its space directly from the landlord and is no longer jointly responsible for space used by e.Digital. Elwood G. Norris, a Director and executive officer of the Company, was a director and Chief Technology Officer of e.Digital until November 1999. Renee Warden, Chief Accounting Officer, Treasurer and Secretary of the Company, was the chief accounting officer of e.Digital until November 2000. Neither Mr. Norris nor Ms. Warden owned in excess of 1% of e.Digital's outstanding shares during the fiscal year ended September 30, 2000.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   /s/ Renee Warden
                                   -------------------------------------------
                                   Renee Warden
                                   Secretary


March 6, 2001


     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2000 is available without charge upon written request to the Secretary, American Technology Corporation, 13114 Evening Creek Drive South, San Diego, California 92128.

                                 APPENDIX "1"


                    CHARTER FOR THE AUDIT COMMITTEE OF THE

             BOARD OF DIRECTORS OF AMERICAN TECHNOLOGY CORPORATION


STATEMENT OF POLICY:

The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of American Technology Corporation, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the NASD. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors. The Board will appoint the Chairman of the Committee. Consistent with the rules of the NASD, Committee members are required to have a basic understanding of finance and accounting and to be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. Further, beginning June 14, 2001, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The Board may fill vacancies on the Committee. The Board may remove a Committee member from the membership of the Committee at any time with or without cause.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuous basis the adequacy of the Company's system of internal controls.
     2. Reviewing the activities, organizational structure and qualifications of the company's internal audit function.
     3. Recommending the appointment of independent auditors to the Board of Directors, which firm is ultimately accountable to the Audit Committee and the Board.
     4.  Approving the fees to be paid to the independent auditors.
     5. Obtaining from the independent auditors a formal written statement consistent with Independence Standards Board Standard No. 1 affirming their independence and delineating relationships between the auditors and the Company, discussing with the auditors any matters which might reasonably be expected to affect objectivity and independence and taking or recommending that the full Board take appropriate action to oversee the independence of the auditors.
     6. Meeting with the independent auditors prior to the audit to review the planning, staffing and proposed scope of the audit.
     7. Reviewing the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     8. Discussing the results of the audit with the independent auditors, including but not limited to the matters required to be discussed by Statement of Auditing Standards No. 61.
     9. Reviewing an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.
     10. Reviewing with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter. Such review should include:
             a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
             b. Any changes required in the planned scope of the internal audit.
             c. The internal audit department responsibilities, budget and staffing.
     11. Reviewing major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.
     12. Obtaining from the independent auditors an assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.
     13. Reviewing the performance of the independent auditors and, if so determined by the Audit Committee, recommending that the Board replace the independent auditors.
     14. Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K.
     15. Reviewing with management and the independent auditors the Company's quarterly financial statements prior to release of the unaudited quarterly operating results and the filing of each quarterly report on Form 10-Q.
     16. Reviewing before release any significant SEC filings for the Company, including but not limited to Securities Act Registration Statements and other filings containing or incorporating by reference financial statements of the Company or businesses acquired by the Company.
     17. Overseeing compliance with SEC requirements for disclosure of the auditors' services and audit committee members and activities, and preparing the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement.
     18. Reviewing, in conjunction with counsel, any legal matters which could have a significant impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.
     19. Providing oversight and review of the Company's asset management policies, including annual review of the Company's investment policies and performance for cash and short term investments.
     20. Meeting periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
     21. Reviewing compliance with new accounting and financial reporting requirements.
     22. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.
     23. Reviewing related party transactions for potential conflicts of interest.
     24. Overseeing compliance with the Foreign Corrupt Practices Act.
     25. Reviewing with management significant findings during the year including the status of previous audit recommendations.
     26. Reviewing the processes for the protection of the Company's intellectual property assets.
     27. Reviewing this Charter annually and proposing to the Board any recommended modifications as conditions dictate.
     28. Assuring that the Committee has sufficient resources to carry out its duties.

In addition to the above responsibilities, the Audit Committee will undertake such other duties and oversight functions as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company's internal rules and regulations.

MEETINGS:

The Audit Committee shall meet at least four (4) times each year to review quarterly and annual submissions as required by the SEC and to perform its other responsibilities as stated above. A majority of the Committee members will be a quorum for the transaction of business. The action of the majority of those present at a meeting at which a quorum is present will be the act of the Committee.

The Chief Accounting Officer will be the management liaison to the Committee and should be available during all meetings of the Committee to attend if requested by the Committee. Other management shall attend Committee meeting if their attendance is requested in advance.

The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Company's Chief Executive Officer, Chief Accounting Officer and the independent auditors in separate executive sessions at least annually to review the financial affairs of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors at the Board's next scheduled meeting following the Committee meeting.

REPORT:

The Audit Committee will record its summary of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meetings at which those recommendations are presented.

                        AMERICAN TECHNOLOGY CORPORATION

THIS PROXY RELATES TO AN ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD APRIL 5,
                                     2001

     The undersigned hereby appoints ELWOOD G. NORRIS and RENEE WARDEN or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the "Company") to be held at 2:00 p.m. (local time) at the California Center for the Arts, 340 N. Escondido Blvd., Escondido, CA 92025 on April 5, 2001 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

Management Recommends a Vote For The Nominees For Director Listed Below

Proposal 1:  To elect directors to serve for the ensuing year and until their successors are elected.

        [_]  FOR all nominees listed below       [_] WITHHOLD AUTHORITY
             (except as marked to the contrary       to vote for all nominees
             below).                                 listed below.

Nominees:    Elwood G. Norris, Terry Conrad, Richard M. Wagner, David J.
             Carter, and O'Connell J. Benjamin.

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

Proposal 2:  To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending September 30, 2001.

             [_]  FOR               [_]  AGAINST           [_]     ABSTAIN

                (Continued and to be signed on the other side)

                          (Continued from other side)

     This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Annual Meeting.

DATED:_______________, 2001        Signature_______________________________

                                   Print Name______________________________

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

                                   Signature_______________________________

                                   Print Name______________________________

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

                        Mail or Deliver this Proxy to:
                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                (858) 679-2114


                      I will be attending the meeting [_]